UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2008
Date of Report (Date of earliest event reported)

IMPALA MINERAL EXPLORATION CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52880	98-0549550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 East First Avenue, Suite 201 Burnaby, British Columbia, Canada	V5C 3V8
(Address of principal executive offices)	(Zip Code)

(604) 229-7277
Registrant's telephone number, including area code

Former Name: Harborside Ventures, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective under Nevada corporate law as of September 16, 2008 and effective in the market upon the open of business on September 19, 2008, the Company (as Harborside Ventures, Inc.), merged with its wholly-owned subsidiary, Impala Mineral Exploration Corp., pursuant to Articles of Merger that the Company filed with the Nevada Secretary of State. The merger was in the form of a parent/subsidiary merger, with the Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger was not required. Upon completion of the merger, the Company's name has been changed to "Impala Mineral Exploration Corp." and the Company's Articles of Incorporation have been amended to reflect this name change.

In connection with this name change to Impala Mineral Exploration Corp., as of the open of business on September 19, 2008, the Company has the following new CUSIP number and trading symbol:

New CUSIP Number:   45257N 104
New Trading Symbol:  IMXC

The Company decided to change its name to "Impala Mineral Exploration Corp." to better reflect the Company's focus on mineral exploration.

SECTION 8 - OTHER EVENTS

Item 8.01          Other Events

The Board of Directors (the "Board") of the Company unanimously resolved, in accordance with Section 78.207 of the Nevada Revised Statutes: Chapter 78, as amended, to complete an increase in the number of shares of the Company's authorized share capital and correspondingly increase the number of issued and outstanding common shares, in each case on a ten (10) new shares for one (1) old share basis (the "Increase in Authorized Share Capital/Forward Stock Split"), to occur on the same date as the merger/name change as described in Item 5.03 above. The Increase in Authorized Share Capital/Forward Stock Split was effective under Nevada corporate law as of September 16, 2008, and was effective in the market as of the open of business on September 19, 2008.

As a result of the Increase in Authorized Share Capital/Forward Stock Split, the Company's authorized share capital was increased from 500,000,000 common shares to 5,000,000,000 common shares and the Company's issued and outstanding common stock was increased from 7,406,001 common shares to 74,060,010 common shares. The par value of the Company's common shares, which is $0.001 per common share, has not changed.

Distribution in connection with the Increase in Authorized Share Capital/Forward Stock Split shall be effected upon surrender by shareholders of their existing stock certificates. As such, as described above in Item 5.03, the Company has obtained a new CUSIP number: 45257N 104.

The Company is ascribing no monetary value to Increase in Authorized Share Capital/Forward Stock Split. Accordingly, there should be no tax payable by Canadian or U.S. shareholders as a result of the Increase in Authorized Share Capital/Forward Stock Split. Shareholders are advised to contact their own tax advisors for further information.

Investors are cautioned that trading in the securities of the Company should be considered highly speculative. No exchange, over-the-counter market or regulatory authority has in any way passed upon the merits of the Increase in Authorized Share Capital/Forward Stock Split or has either approved or disapproved the contents of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IMPALA MINERAL EXPLORATION CORP.
DATE: September 19, 2008	"Robert Skelly" Robert Skelly President, Principal Executive Officer, Principal Financial Officer, Secretary, Treasurer and a director

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